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                                                                      Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and its Subsidiaries for the registration of 1,500,000 shares of its common stock of our report dated February 16, 1998 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                  /s/ERNST & YOUNG LLP


Cleveland, Ohio
June 15, 1998




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